                                                                    Exhibit 32.2

          TRAVELCENTERS OF AMERICA, INC. AND CONSOLIDATED SUBSIDIARIES

                            CERTIFICATION PURSUANT TO
                            18 U. S. C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendement No. 1 to the Annual Report of TravelCenters of America, Inc. (the "Company") on Form 10-K/A for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James W. George, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 with the exception that the audited financial statements of an equity investee, Simons Petroleum., Inc., are not, and can not be, included in this Report until such financial statements are brought into compliance with Regulation S-X and audited; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ James W. George
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James W. George
Executive Vice President and Chief Financial Officer
February 26, 2004